UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): DECEMBER 22, 2004


                               CIROND CORPORATION
             (Exact name of registrant as specified in its charter)


           NEVADA                        0-49763               88-0469593
(State or other jurisdiction of        (Commission            (IRS Employer
       incorporation)                  File Number)         Identification No.)


    4185 STILL CREEK DRIVE #B-101, BURNABY, BRITISH COLUMBIA, CANADA V5C 6G9
               (Address of principal executive offices) (Zip Code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

        Registrant's telephone number, including area code (604) 205-5039

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 22, 2004, Cirond Corporation ("Cirond") entered into Securities Purchase Agreements with several accredited investors (the "Purchasers") pursuant to which Cirond agreed to sell, and the Investors agreed to purchase, 2,000 shares of Series B 5% Convertible Preferred Stock (the "Preferred Stock"), warrants to purchase 2,325,581 shares of common stock, and Additional Investment Rights for a total of $2,000,000. The warrants are exercisable for five years at $0.55 per share. The Preferred Stock may be converted in shares of common stock at a price of $0.43 per share. The Additional Investment Rights entitle the Purchasers to buy up to $4,000,000 of Preferred Stock and warrants on the same terms for period of six months following the effective date of the Resale Registration Statement (described below).

In connection with the subscription, Cirond paid Ascendiant Securities, LLC a cash commission of $160,000 and a non-accountable expense allowance of $25,000, and issued Ascendiant warrants for the purchase of an amount equal to 8% of the securities issued in the transaction. The warrants are exercisable into securities similar to those issued in the transaction and have an exercise price and term consistent with the warrants issued to the Purchasers. The warrants contain piggyback registration rights and a net exercise provision.

A portion of the proceeds will be used to pay the fees incurred in connection with the transaction, including legal fees, and for the preparation and filing of the registration statement. The remaining net proceeds will be used for working capital purposes, including consulting, payroll, sales and marketing and some research and development expenses, loan repayment, and marketing and public relations.

Cirond has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares issuable upon conversion of the Preferred Stock and the shares issuable upon exercise of the warrants (the "Resale Registration Statement").

Cirond granted the Purchasers a right to participate in any future financings in which debt or equity securities are issued. This right will terminate one year after the Resale Registration Statement has been declared effective.

Cirond's officers and directors have agreed not to sell or transfer any shares of common stock until the expiration of 180 days from the effective date of the Resale Registration Statement.

This summary description of the financing described by the agreements does not purport to be complete and is qualified in its entirety by reference to the form of the agreements and other documents that are filed as Exhibits hereto.


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ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

On December 22, 2004, Cirond sold 2,000 shares of Series B 5% Convertible Preferred Stock (the "Preferred Stock"), warrants to purchase shares of common stock, and Additional Investment Rights to several accredited investors. See "Item 1.01 Entry Into a Material Definitive Agreement."

The Preferred Stock is convertible into shares of common stock as described in "Item 1.01 Entry Into a Material Definitive Agreement" and "Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year."

The warrants give the holders the right to purchase, for a period of five years, an aggregate of 2,325,581 shares of common stock for $0.55 per share. A holder of a warrant is not permitted to exercise the warrant for a number of shares of common stock greater than the number that would cause the aggregate beneficial ownership of common stock of such holder and all persons affiliated with such holder to exceed 4.99% of Cirond's then outstanding common stock. Both the number of warrants and the exercise price of the warrants are subject to anti-dilution adjustments in the event of certain stock splits, stock combinations and other similar transactions.

The Additional Investment Rights entitle the Purchasers to buy up to $4,000,000 of Preferred Stock and warrants on the same terms for period of six months following the effective date of the Resale Registration Statement.

In connection with the subscription, Cirond paid Ascendiant Securities, LLC a cash commission of $160,000 and a non-accountable expense allowance of $25,000, and issued Ascendiant warrants for the purchase of an amount equal to 8% of the securities issued in the transaction. The warrants are exercisable into securities similar to those issued in the transaction and have an exercise price and term consistent with the warrants issued to the Purchasers. The warrants are to contain piggyback registration rights and a net exercise provision.

Based upon the sophistication and financial condition of the purchasers, Cirond relied upon the exemptions from registration under the Securities Act of 1933 contained in Section 4(2) of the Securities and/or Rule 506 of Regulation D promulgated under the Securities Act for the offer and sale of the Preferred Stock, warrants, and Additional Investment Rights.


ITEM 3.03   MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On December 22, 2004, in connection with the private placement described above, Cirond filed a Certificate of Designation with the Secretary of State of the State of Nevada authorizing the creation and establishing the terms of the Series B 5% Convertible Preferred Stock. Holders of the Series B 5% Convertible Preferred Stock are entitled to a liquidation preference over the holders of Cirond's common shares as described in "Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year."


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ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
            YEAR.

On December 22, 2004, in connection with the private placement described above, Cirond filed a Certificate of Designation with the Secretary of State of the State of Nevada authorizing the creation and establishing the terms of the Series B 5% Convertible Preferred Stock. The following is a description of the principal terms, rights and obligations of the Series B Preferred Stock.

DIVIDENDS. A holder of the Series B Preferred Stock shall be entitled to receive cumulative dividends of 5% per annum, based on the stated value of $1,000 per share, payable quarterly beginning January 1, 2005.

VOTING RIGHTS. Except as otherwise required by law, a holder of shares of Series B Preferred Stock does not have the right to vote on matters that come before Cirond's shareholders.

LIQUIDATION PREFERENCE. In the event of a dissolution or winding up of Cirond, each holder of the Series B Preferred Stock is entitled to a liquidation preference of $1,000 per share of Series B Preferred Stock held plus any declared but unpaid dividends on such share, prior to any payment to the holders of Cirond's common stock or any other stock of Cirond ranking junior to the Series B Preferred Stock with regard to any distribution of assets upon liquidation, dissolution or winding up of Cirond.

CONVERSION. Shares of Series B Preferred Stock may, at the option of the holder, be converted at any time or from time to time into shares of common stock at the initial conversion price of $0.43 per share, subject to adjustment; provided, that a holder of Series B Preferred Stock may at any given time convert only up to that number of shares of Series B Preferred Stock so that, upon conversion, the aggregate beneficial ownership of Cirond common stock of such holder and all persons affiliated with such holder is does not exceed 4.99% of the then outstanding common stock. The number of shares into which one share of Series A Stock shall be convertible shall be determined by dividing $1,000 by the then existing conversion price.

The conversion price may be reduced if Cirond sells common stock or other securities convertible into or exercisable for common stock at a per share price, exercise price or conversion price lower than the conversion price then in effect (other than in connection with an acquisition of the securities, assets or business of another company, joint ventures and employee stock options).

REDEMPTION. Cirond is to redeem all of the then outstanding shares of Series B Preferred Stock on December 22, 2009. At its option, Cirond may redeem the Series B Preferred Stock at 120% of the stated value, plus accrued and unpaid dividends, if certain conditions have been met. Holders may require Cirond to redeem the Series B Preferred Stock at 120% of the stated value, plus accrued and unpaid dividends, should certain events occur, such as Cirond's failure to have the Resale Registration Statement effective by June 20, 2005, lapse of effectiveness of the Resale Registration Statement, Cirond's failure to deliver stock certificates upon conversion of the Series B Preferred Stock on a timely basis, breach of any of the terms or covenants of the


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Securities Purchase Agreement, a change of control transaction, bankruptcy, or failure of the common stock to be quoted on the OTC Bulletin Board for more than five trading days.

This summary description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation filed as an exhibit hereto.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:

REGULATION
S-B NUMBER                            DOCUMENT

   4.1          Certificate of Designation of Series B 5% Convertible Preferred
                Stock

  10.1 Form of Securities Purchase Agreement dated as of December 22, 2004 between Cirond Corporation and the Purchaser named therein

  10.2 Registration Rights Agreement dated December 22, 2004 between Cirond Corporation and the Purchasers named therein

  10.3          Form of Common Stock Purchase Warrant

  10.4          Form of Additional Investment Right


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CIROND CORPORATION


December 22, 2004                   By: /s/ NICHOLAS MILLER
                                       -----------------------------------------
                                    Nicholas Miller
                                    President and Chief Executive Officer












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